UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

August 14, 2006
Date of Report (date of Earliest Event Reported)

ELINEAR, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-27418	76-0478045
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2901 WEST SAM HOUSTON PARKWAY NORTH, SUITE E-300
HOUSTON, TEXAS 77043
(Address of principal executive offices and zip code)

(713) 896-0500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 2.04  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

    On August 14, 2006, eLinear, Inc. (“Company”) received letter dated August 9, 2006 from Iroquois Capital, L.P. (“Iroquois”) as the holder of $1,426,688.80 principal amount of certain notes payable (the “Iroquois Note”). This letter was sent as notice to the Company that an event of default had occurred under the Iroquois Note as a result of the Company’s failure to repeatedly pay the scheduled monthly payments of principal and interest. Pursuant to the Iroquois Note, Iroquois declared all sums of principal, interest and other fees remaining unpaid on the Iroquois Note immediately due and payable. Pursuant to the terms of the Iroquois Note, the Company is required to pay to Iroquois the default payment, which amount is equal to 115% of the outstanding principal amount of Iroquois’ Note (plus accrued and unpaid interest and fees).

    The Iroquois Note is part of an aggregate of $331,143 in similar note payables issued by the Company, of which the Company has failed to pay certain principal and interest payments. To date, no other lender has notified the Company of its intent to accelerate the payments on these notes, but may do so at any time.

    The Iroquois Note and the notes discussed in the preceding paragraph are secured by all of the Company’s assets, provided that they are subordinate in payment to a revolving secured note in the amount of $2,794,152 to Laurus Master Fund, Ltd.

Item 8.01 Other Events

    On July 12, 2006, the Company announced that it entered into a letter of intent, subject to execution and closing of all definitive agreements to be negotiated, to acquire the operating assets of SweetWater Security Systems, LLC, a Houston based provider of sophisticated wireless video security systems for Public Housing Projects throughout the Southeastern United States. In the transaction, the Company was to issue 25,000,000 shares of its common stock for certain assets of SweetWater, consisting of certain accounts receivable, equipment, inventory and up to $3 million in cash. The transaction was subject to entering into and closing a definitive agreement to be negotiated. Due to the failure of the parties to reach agreement on a definitive agreement, the letter of intent was terminated by the Company on August 15,2006.

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLINEAR, INC.

Date: August 15, 2006	By:	/s/ Phillip Michael Hardy

President and Chief Financial Officer